Exhibit 99.1

The Board of Directors recommends that you REJECT the tender offer by
MacKenzie Realty Capital, Inc.

April 17, 2020
Dear Stockholder:
We have been advised that you will be receiving materials shortly (if you have not already received them) from MacKenzie Realty Capital, Inc. (the “Purchaser”) containing an unsolicited third-party tender offer to purchase up to an aggregate of 1,000,000 of the issued and outstanding shares of common stock (the “Shares”) of Hines Global REIT, Inc. (“Hines Global REIT” or the “Company”) for a price equal to $1.50 per Share, without interest, in cash (the “Tender Offer”). The Purchaser and the Tender Offer are not in any way affiliated with Hines Global REIT and our board of directors (the “Board”) unanimously recommends that you REJECT this Tender Offer.
Given the $1.50 per Share offer price, we believe that the Tender Offer represents an attempt by the Purchaser to exploit the current economic turmoil caused by the COVID-19 pandemic and purchase your Shares at a significant discount, resulting in a profit for the Purchaser at your expense if you participate in the Tender Offer.
Please note the following with respect to the Purchaser’s proposed offer price and what you are expected to receive from the Company pursuant to the Plan of Liquidation (defined below), if it is successfully completed as described.

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If you accept, you will receive significantly less per Share on your investment: The $1.50 per Share offer from the Purchaser is substantially lower than the remaining estimated liquidating distributions that we expect you would receive from the Company pursuant to the Plan of Liquidation and Dissolution (the “Plan of Liquidation”), if it is successfully completed. Our Board expects that we will pay additional liquidating distributions following the sale of the Company’s remaining assets and the payment of or provision for all of the Company’s outstanding liabilities. In April 2018, our Board estimated that, in addition to regular operating distributions paid to our stockholders, if we are able to successfully implement the Plan of Liquidation, then after the sale of all or substantially all of our assets and the payment of all of our outstanding liabilities, we would make total Capital Distributions (defined below) to our stockholders of approximately $10.00 to $11.00 per share of our common stock. To date, we have paid Capital Distributions to our stockholders of $4.00 per share of our common stock. While we have been actively marketing our remaining assets for disposition, the recent spread of the COVID-19 pandemic and its impact on the global economic environment has had, and is expected to continue to have, an adverse impact on overall market conditions and our disposition process. In light of various risks and uncertainties, including those related to the COVID-19 pandemic, there can be no assurances as to the timing of future liquidating distributions or that the aggregate liquidating distributions ultimately paid to our stockholders will be within the range originally estimated by our Board in April 2018. Nonetheless, we believe that liquidating distributions will be significantly higher than the $1.50 per share offered by the Purchaser.

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If you accept, you will not receive any additional liquidating distributions: The Tender Offer states that all distributions paid or payable to you after the expiration of the Tender Offer will belong to the Purchaser.

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The Tender Offer is substantially lower than the most recent valuation: The $1.50 per Share offer price is over 75% lower than the Company’s net asset value (“NAV”) per Share of $6.17 determined as of February 14, 2019. As we described in our recent letter to you, because commercial real estate values are difficult to discern at this time due to the market unrest, our Board has determined it would not be prudent to attempt to determine a new NAV per share at this time. Although the NAV per share of the Company’s common stock has not been recalculated since February 2019, and despite the recent economic turmoil caused by the COVID-19 pandemic, we believe the $1.50 offer price represents a significant discount to the aggregate amount of future liquidating distributions we expect to make to you through the completion of the liquidation. We do not believe that the NAV per share of the Company’s common stock has declined by more than $4.50 since February 2019, as the Purchaser would like you to believe. Furthermore, as stated by the Purchaser in the Tender Offer, the offer price is significantly lower than the most recently reported trading prices for shares of our common stock on the secondary market, including the price the Purchaser paid for our Shares during the last 60 days.

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The Purchaser is trying to profit from you: We believe the Purchaser is attempting to take advantage of the current economic turmoil at your expense. The Purchaser intends to make a profit for itself by holding onto the Shares until the Company is liquidated. If the liquidating distributions are paid to the Company’s stockholders as expected, the Purchaser will have made a huge profit at your expense.

After thoroughly and carefully reviewing and analyzing the terms and conditions of the Tender Offer, our Board believes that by accepting the Purchaser’s offer, you may not be able to realize the full value of your Shares. Therefore, our Board unanimously recommends that you REJECT THE TENDER OFFER and not tender your Shares.
In making your determination whether to accept the Tender Offer, we suggest that you consider the information set forth above, as well as the following factors that our Board considered in determining that the Tender Offer is not in the best interests of the Company or its stockholders and which our Board believes support its recommendation to REJECT the Tender Offer:

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If the sale of all or substantially all of the Company’s assets pursuant to the Plan of Liquidation is successfully completed, the Company expects to make additional liquidating distributions to its stockholders in an amount that is higher than the $1.50 per Share being offered by the Purchaser. The Company has eight real properties remaining that it intends to sell and then make additional liquidating distributions to its stockholders To date, approximately $4.00 per share of return of invested capital and liquidating distributions (“Capital Distributions”) has been paid, through the following distributions:

Distributions per share	Description
$1.05	Special distribution paid in January 2018
$0.45	Return of invested capital distributions and liquidating distributions paid in 2018 and January 2019
$2.50	Liquidating distribution paid in February 2019.
$4.00

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If you accept the Tender Offer, you will forego the additional liquidating distributions that are expected be paid and will not realize the full amount of liquidating distributions. There can be no assurances regarding the amounts of any additional liquidating distributions or the timing thereof. For more information, see the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2020 and in other filings the Company makes with the SEC from time to time.

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The Tender Offer states that the Purchaser is making the Tender Offer “for investment purposes” and “with the intention of making a profit.” Also, the Tender Offer states that in establishing the $1.50 per Share offer price the Purchasers “are motivated to establish the lowest price which might be acceptable to Shareholders” and did not obtain current independent valuations or appraisals of the Company’s assets and is “not qualified to appraise real estate.” Further, the Tender Offer states that the Purchaser did not retain an independent adviser to evaluate or render any opinion with respect to the fairness of their $1.50 per Share offer to you.

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Given the timing of the Tender Offer and the $1.50 per Share offer price, we believe that the Tender Offer represents an opportunistic attempt by the Purchaser to exploit uncertainty created by these disruptive economic times so that it can purchase Shares at a significant discount, resulting in a profit for the Purchaser while depriving the stockholders who tender their Shares in the Tender Offer of the opportunity to realize the full potential value of their investment in Hines Global REIT.

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Hines Global REIT cannot record transfers of Shares until all properly executed and required transfer documents from the Purchaser have been received and accepted by Hines Global REIT and, per the terms of the Tender Offer, the Purchaser will not pay you for your Shares until after the transfer has been recorded. Based on prior experiences that the Company and its affiliates have had with similar tender offers, we expect there will be delays before the Company receives all necessary transfer documents in good order. Therefore, if you agree to participate in the Tender Offer and in so doing sell your Shares to the Purchaser, there may be a significant delay before the Purchaser pays you for your Shares.

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The Tender Offer references certain benefits that can be realized by selling to the Purchaser, such as the ability to liquidate your holdings for cash without paying transfer fees, brokerage fees or commissions. But, if you determine not to sell your Shares to the Purchaser for $1.50 per Share and the Plan of Liquidation is completed as expected, you will realize those same benefits without paying transfer fees, brokerage fees or commissions and we expect you will receive additional liquidating distributions in excess of $1.50 per Share.

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According to the Tender Offer, if you agree to sell your Shares and send the signed documents back to the Purchaser, your agreement will be IRREVOCABLE, provided that Shares tendered pursuant to the Tender Offer may be withdrawn at any time prior to the expiration date of the Tender Offer. If you sign the Tender Offer documents, you also will be naming the Purchaser as your attorney-in-fact with respect to your Shares, with the right to change your address on the books of Hines Global REIT so that after May 22, 2020 (the expiration date of the Tender Offer), the Purchasers can collect and keep any distributions paid or payable to you by Hines Global REIT.

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There is no guarantee that the Tender Offer can or will be completed as soon as described by the Purchaser. The Tender Offer does not initially expire until May 22, 2020, and such date may be extended by the Purchaser, in its sole discretion, subject to compliance with applicable securities laws.

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The Purchaser expressly reserves the right to amend the terms of the Tender Offer, including by decreasing the $1.50 per Share offer price or by changing the number of Shares being sought or the type of consideration being paid, at any time before the Tender Offer expires.

In light of the factors described above, our Board has unanimously determined that the Tender Offer is not advisable and is not in the best interests of the Company or its stockholders. Accordingly, our Board unanimously recommends that you REJECT the Tender Offer and not tender your Shares for purchase pursuant to the Tender Offer.
We understand each stockholder must evaluate the Tender Offer based on their individual immediate liquidity needs; however, we recommend you consult with your financial, tax and legal advisors and consider the factors stated above before making your decision. You should weigh all of the foregoing factors against the risk that the Plan of Liquidation will not be completed as expected and that you may not be able to liquidate your investment in the near term and, even if you can, we cannot assure you that the price you receive will be greater than the Tender Offer price. At this time, we cannot predict the ultimate impact that the COVID-19 pandemic and its influence on the global economic environment will have on the timing of the completion of our liquidation process and the payment of final liquidating distributions to our stockholders, but we believe we are proactively positioning our portfolio to best adapt to the evolving circumstances. We can provide no assurances that the aggregate liquidating distributions that are ultimately paid to our stockholders will be within the range originally estimated by our Board in April 2018.
As stated above, the Company has already paid Capital Distributions of $4.00 per share and expects to pay additional liquidating distributions to stockholders. Although we cannot assure you as to the timing or amount of such distributions, we expect that the aggregate additional liquidating distributions per Share will be higher than the Tender Offer price of $1.50 per share.
Although the Company’s directors and executive officers are entitled to participate in the Tender Offer on the same basis as other stockholders, all of the Company’s directors and executive officers have advised the Company that they do not intend to tender any of their Shares in the Tender Offer or currently intend to sell such Shares.
We believe that you should view the Purchaser as an opportunistic purchaser that is attempting to make a profit by exploiting the current economic turmoil and purchasing your Shares at a discounted price and, as a result, if you tender your Shares, the Purchaser will deprive you of the potential opportunity to receive the additional liquidating distributions that are expected to be paid if the Plan of Liquidation is successfully completed. No action regarding the Tender Offer is necessary if you wish to REJECT THE TENDER OFFER and retain your Shares. If you wish to accept the Tender Offer, follow the instructions in the Tender Offer materials. If you have already agreed to tender your Shares pursuant to the Tender Offer, you may withdraw your acceptance of the Tender Offer by notifying the Purchaser in writing at any time prior to the termination of the Tender Offer, which is presently scheduled to expire on May 22, 2020.
Should you have any questions or need further information, please contact Hines Global REIT Investor Relations at 1-888-220-6121.
Our focus remains on actively managing our properties through these disruptive economic times as well as completing the sale of our remaining assets at an appropriate time and maximizing the total return to the shareholders. We appreciate your trust in the Company and its Board and thank you for your continued support.
Sincerely,

Jeffrey C. Hines	Sherri W. Schugart
Chairman of the Board	President and Chief Executive Officer

Forward Looking Statements:
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements generally can be identified by the use of words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. These forward-looking statements include, among others, statements about the expected benefits of the Plan of Liquidation, the estimated range and the timing of the payment of liquidating distributions, the impact of the current COVID-19 pandemic, the expected timing and completion of the Plan of Liquidation, and the future business, performance and opportunities of the Company. Such statements are based on current expectations and assumptions with respect to, among other things, the ability of Hines Global REIT to effectively market and sell its remaining assets at desirable prices and in the timeframe originally anticipated by Hines Global REIT when the plan of liquidation and dissolution was adopted by shareholders in July 2018, future economic, competitive and market conditions and future business decisions that may prove to be incorrect or inaccurate. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Hines Global REIT believes these statements are based on reasonable assumptions, actual outcomes may differ materially from what is expressed in such forward-looking statements. Important factors that could cause actual results to differ materially include the risks associated with potential buyers of Hines Global REIT’s properties determining to postpone or abandon the acquisition, the tenants at Hines Global REIT’s properties continuing to be able to pay rent in a timely manner, changes in the severity of the public health and economic impact of COVID-19, and other risks described in the "Risk Factors" section of Hines Global REIT's Annual Report on Form 10-K filed with the SEC on March 30, 2020, as updated by its other filings with the SEC. You are cautioned not to place undue reliance on any forward-looking statements and Hines Global undertakes no duty to update any forward-looking statements.